Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Popular High Grade Fixed-Income Fund, Inc. of our report dated August 30, 2021, relating to the financial statements and financial highlights, which appears in Popular High Grade Fixed-Income Fund, Inc.’s Annual Report on Form N-CSR for the year ended June 30, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Auditing Services” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

November 29, 2021

PricewaterhouseCoopers LLP, 304 Ponce de Leon, Suite 800, San Juan, PR 00918

T: (787) 754 9090, www.pwc.com/us

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of Popular High Grade Fixed-Income Fund, Inc. of our report dated May 7, 2021, relating to the financial statements and financial highlights of Popular Total Return Fund, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Auditing Services” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

November 29, 2021

PricewaterhouseCoopers LLP, 304 Ponce de Leon, Suite 800, San Juan, PR 00918

T: (787) 754 9090, www.pwc.com/us